UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

        This Current Report on Form 8-K includes as an exhibit a press release, dated January 17, 2008, reporting the financial results of CIT Group Inc. as of and for the quarter and fiscal year ended December 31, 2007. The press release is attached as Exhibit 99.1. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the press release. The information furnished under this Item 2.02, including Exhibit 99.1, shall be considered filed for purposes of the Securities Exchange Act of 1934, as amended.

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On January 15, 2008, the Board of Directors amended the Amended and Restated Bylaws of CIT Group Inc., effective immediately, to provide (i) for election of directors in uncontested elections by a majority of the votes cast, and (ii) in the notice to stockholders of a meeting to elect directors, a statement of whether each Board member, if elected, intends to sign a letter of resignation in advance of the next annual meeting of stockholders of CIT. Such resignation would be effective upon such person’s failure to receive the required vote for re-election and upon acceptance of the resignation by the Board of Directors, in accordance with CIT’s Corporate Governance Guidelines. This Amended and Restated Bylaws of CIT Group Inc. are attached as Exhibit 99.3.

Section 8 – Other Events

Item 8.01. Other Events.

Dividend Release

        This Current Report on Form 8-K includes as an exhibit a press release, dated January 15, 2008, reporting that the Board of Directors of CIT Group Inc. declared a cash dividend in the amount of $.25 per share for the quarter ended December 31, 2007 on the Company’s common stock, payable on February 29, 2008 to shareholders of record on February 15, 2008. In addition, the Company intends to sell approximately $30 million of common equity to facilitate the payment of quarterly dividends on the Company’s Series A and Series B preferred stock and semi-annual interest on the Company’s junior subordinated notes in March. The press release is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on January 17, 2008.

99.2	Press release issued by CIT Group Inc. on January 15, 2008.

99.3	CIT Group Inc. Amended and Restated Bylaws, As Amended Through January 15, 2008.

        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ William J. Taylor
William J. Taylor Executive Vice President, Controller & Principal Accounting Officer

Dated: January 17, 2008